EXHIBIT 99



                             FIRST FINANCIAL BANCORP

For Immediate Release                                           November 4, 2004
Contact Person:
Leon Zimmerman
President and CEO
(209) 367-2000
                  FIRST FINANCIAL BANCORP SHAREHOLDERS APPROVE

                      MERGER WITH PLACER SIERRA BANCSHARES


         Lodi, Calif. (Business Wire) -November 4, 2004-First Financial Bancorp (OTCBB: "FLLC") the parent company of Bank of Lodi, N.A., today announced that its shareholders have approved the proposed merger of the company with Placer Sierra Bancshares. The vote in favor of the merger was 1,378,868 or 75.6% of the outstanding shares of the Company, the vote opposing the transaction was 50,746 or 2.8% of the outstanding shares and 6,349 shares or 0.3% abstained. The transaction is awaiting regulatory approval. The proposed merger, valued at $25.40 per share of First Financial Bancorp stock is expected to close by the end of 2004 or early 2005.

ABOUT FIRST FINANCIAL BANCORP
First Financial Bancorp is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577, at any one of its nine branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, Folsom, and Sacramento or its loan production
office   located   in  Folsom,   California.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATION AND BUSINESSES OF PLACER SIERRA
BANCSHARES AND FIRST FINANCIAL BANCORP WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE STATEMENTS THAT RELATE TO FUTURE FINANCIAL PERFORMANCE AND CONDITION, AND PENDING MERGERS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS: (1) THE RECEIPT OF REGULATORY AND SHAREHOLDER APPROVAL FOR THE ACQUISITION; (2) THE SUCCESS OF PLACER SIERRA BANCSHARES AT INTEGRATING FIRST FINANCIAL BANCORP INTO ITS ORGANIZATION AND ACHIEVING THE TARGETED COST SAVINGS; (3) DETERIORATION IN GENERAL ECONOMIC CONDITIONS, INTERNATIONALLY, NATIONALLY OR IN THE STATE OF CALIFORNIA; (4) INCREASED COMPETITIVE PRESSURE AMONG FINANCIAL SERVICES COMPANIES; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCING INTEREST MARGINS OR INCREASING INTEREST RATE RISK; (6) THE IMPACT OF TERRORIST ACTS OR MILITARY ACTIONS; AND (7) OTHER RISKS DETAILED IN REPORTS FILED BY PLACER SIERRA BANCSHARES WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND PLACER SIERRA BANCSHARES DOES NOT UNDERTAKE TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.